Exhibit 99.1

Staffing 360 Solutions Pre-Announces Second Quarter 2017 Results

Revenue declined 7.1% to $42.1m

Gross Profit improved by 0.9% to $7.9m

Gross Margin strengthened from 17.3% to 18.8%

Adjusted EBITDA grew to $1.42m from $1.37m

Net Loss improved to $1.3m from $2.4m

Now ranked in Top 100 Staffing Companies in North America

New York, NY – July 26, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing an international buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, today pre-announced its unaudited financial results for the fiscal second quarter ended July 1, 2017.

Subject to the completion of the review of Staffing 360 Solutions’ full financial statements and filing with the Securities and Exchange Commission, the results for fiscal Q2 2017 are expected to be as follows:

•

Revenue of $42.1 million, a 7.1% decrease from $45.3 million in Q2 2016. On a constant currency basis, the decrease was 4.6%. On a sequential quarterly basis revenue improved by 3.4%. For the six months, the decline was 6.4% from $88.5 million to $82.8m. On a constant currency basis the decline was 4.3%;

•

Gross profit of $7.9 million, a 0.9% increase over $7.8 million in Q2 2016. On a sequential basis gross profit improved by 8.2% compared to Q1 2017. For the six months to June 2017 the increase was 1.1% from $15.1 million to $15.3 million compared to the six months to June 2016;

•

Gross margins continued to improve, increasing from 17.3% in Q2 2016 to 18.8% in Q2 2017. For the six months the gross margin was 18.4%, an improvement from 17.0% in the same period in 2016 as we drive margin improvement and exit low margin contracts;

•

Net loss attributable to common stock of $1.3 million compared to $2.4 million in Q2 2016. For the six months the net loss attributable to common stock was $4.8 million against $5.2 million for the same period in 2016. Adjusting for non-cash items there was a net profit in the quarter of $474,000 ($1 million loss for the six months) against a net loss in the same period in 2016, before non-cash items, of $1.01 million ($2.0 million for the six months);

•

Adjusted EBITDA of $1.4 million was a small increase over $1.38 million in Q2 2016, despite the revenue decline. For the six months Adjusted EBITDA was $2.5 million, an increase of 17% over $2.1 million in 2016;

“We are very pleased with this quarter’s performance. While revenue showed a decline during the quarter, our growth has restarted when compared to the first quarter. In addition, we continued to strengthen our gross profit and gross margins and, with continued control over our SG&A, we maintained our Adjusted EBITDA levels from a year ago, maintaining a trailing twelve month Adjusted EBITDA of $5.4 million.” stated Brendan Flood, Executive Chairman of Staffing 360 Solutions.  “The Net Loss attributable to common stock of $1.3 million included $1.8 million of non-cash charges related to financing actions and non-cash compensation.”

Mr. Flood continued, “On July 18, 2017, Staffing Industry Analysts issued their 2016 staffing company rankings for the USA. Staffing 360 Solutions entered the rankings for the first time at #99. We view this as a validation of our strategy and a testament to the hard work of all of our employees and associates.”

The Company expects to file its full results for the fiscal first quarter ended July 1, 2017 on Form 10-Q before the SEC filing deadline in mid-August, along with hosting an earnings conference call.

For more information about Staffing 360 Solutions and complete investor materials such as investor presentations, white papers and webcasts of past earnings calls, please visit: www.staffing360solutions.com/res.html.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of an international buy-and-build strategy through the acquisition of domestic and international staffing organizations in the United States and in the United Kingdom.  The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million.  As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space.  For more information, please visit: www.staffing360solutions.com.

Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with US generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making regarding potential acquisitions, as well as a means to evaluate period-to period comparison. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and goodwill impairment charges.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning.  Although Staffing 360 Solutions, Inc. believes such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $300 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional acquisitions, to successfully integrate newly acquired companies, to organically grow its business, to successfully defend potential future litigation, changes in local or national economic conditions, the ability to comply with contractual covenants, including in respect of its debt, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

+1.646.507.5715

brendan.flood@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com

Staffing 360 Solutions, Inc. and Subsidiaries
Reconciliation of Net Loss Attributable to Common Stock to Adjusted EBITDA
(All Amounts in Thousands)

$ millions	For the Period April 2, 2017 to July 1, 2017 (Unaudited)	For the Period April 3, 2016 to July 2, 2016 (Unaudited)	For the Period January 1, 2017 to July 1, 2017 (Unaudited)	For the Period January 3, 2016 to July 2, 2016 (Unaudited)
Net Loss Attributable to Common Stock	$ (1.3)	$ (2.4)	$ (4.8)	$ (5.2)

Adjustments:
Interest expense	$ 0.6	$ 0.8	$ 1.1	$ 1.4
Provision for Income Taxes	-	-	-	0.3
Depreciation and Amortization	1.5	1.1	2.8	2.6
EBITDA	0.8	(0.5)	(0.9)	(0.9)

Acquisition, Capital Raising and Other
Non-Recurring Expenses	0.3	2.0	0.8	2.7
Other Non-Cash Charges	0.3	0.3	1.0	0.6
Debt Extinguishment Charges	-	-	1.4	-
Dividends – Series A Preferred Stock	0.1	0.1	0.1	0.1
Other Income / (Expense)	- .	(0.5)	- .	(0.5)
Adjusted EBITDA	$ 1.5	$ 1.4	$ 2.4	$ 2.0

Trailing Twelve Months (TTM) Adjusted EBITDA	$ 5.4	$ 4.4	$ 5.4	$ 4.4